Note: October 23, 2019

NEITHER   THIS   NOTE   NOR   THE   SECURITIES   INTO   WHICH   THIS   NOTE   ARE

CONVERTIBLE HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES

AND   EXCHANGE   COMMISSION   IN   RELIANCE   UPON   AN   EXEMPTION   FROM

REGISTRATION   UNDER   THE   SECURITIES   ACT   OF   1933,   AS   AMENDED   (THE

“SECURITIES  ACT”),  AND,  ACCORDINGLY,  MAY  NOT  BE  OFFERED  OR  SOLD

EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A

TRANSACTION  NOT  SUBJECT  TO,  THE  REGISTRATION  REQUIREMENTS  OF  THE

SECURITIES ACT.

THIS  NOTE  DOES  NOT  REQUIRE  PHYSICAL  SURRENDER  OF  THE  NOTE  IN  THE

EVENT   OF   A   PARTIAL   REDEMPTION   OR    CONVERSION.

AS   A   RESULT,

FOLLOWING  ANY  REDEMPTION  OR  CONVERSION  OF  ANY  PORTION  OF  THIS

NOTE,  THE  OUTSTANDING  PRINCIPAL  SUM  REPRESENTED  BY  THIS  NOTE  MAY

BE   LESS   THAN   THE   PRINCIPAL   SUM   AND   ACCRUED   INTEREST   SET   FORTH

BELOW.

12% FIXED CONVERTIBLE PROMISSORY NOTE

OF

PARALLAX HEALTH SCIENCES, INC.

Issuance Date:  October 23, 2019

Principal Sum: $300,000

THIS NOTE is a duly authorized Fixed Convertible Promissory Note of Parallax Health

Sciences, Inc., a corporation duly organized and existing under the laws of the State of Nevada

(the “Company”), designated as the Company's 12% Fixed Convertible Promissory Note due

April 23, 2020 (“Maturity Date”) in the face amount of $300,000 (the “Note”).

FOR VALUE RECEIVED, the Company hereby promises to pay to the order of ███████

██████████████ or its registered assigns or successors-in-interest (the “Holder”) the

Principal Sum of $300,000 (the “Principal Sum”) and to pay “guaranteed” interest on the principal balance hereof at an amount equivalent to 12% of the Principal Sum, to the extent such

Principal Sum and “guaranteed” interest and any other interest, fees, liquidated damages and/or items due to Holder herein have not been repaid or converted into the Company’s Common

Stock (the “Common Stock”), in accordance with the terms hereof.  The sum of $250,000 shall be remitted and delivered to the Company, and $50,000 shall be retained by the Holder through an original issue discount (the “OID”) for due diligence and legal bills related to this transaction.

The Company covenants that within

months of the Effective Date of the Note, it shall

utilize approximately $250,000 of the proceeds in the manner set forth on Schedule 1, attached hereto (the “Use of Proceeds”), and shall promptly provide evidence thereof to Holder, in sufficient detail as reasonably requested by Holder.

In addition to the “guaranteed” interest referenced above, and upon the occurrence of an

Event of Default (as defined in Section 3.00(a)), additional interest will accrue from the date of the Event of Default at the rate equal to the lower of 22% per annum or the highest rate permitted by law (the “Default Rate”).

This Note will become effective only upon the execution by both parties, including the execution of Exhibits B, C, D, E, Schedule 1 (collectively, the “Exhibits”), and the Irrevocable

Transfer Agent Instructions (the “Date of Execution”) and delivery of the initial payment of consideration by the Holder (the “Effective Date”).  The Company acknowledges and agrees the

Exhibits are material provisions of this Note.

As an investment incentive, the Company will issue to the Holder 5-year cashless warrants, exercisable at $0.10 per share for an aggregate of up to 2,500,000 warrant shares.

For purposes hereof the following terms shall have the meanings ascribed to them below:

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Fixed Conversion Price” shall be equal to $0.10 per share.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this

Note (including the original issue discount, prorated if the Note has not been funded in full),

(ii) all guaranteed and other accrued but unpaid interest hereunder, (iii) any fees due hereunder,

(iv) liquidated damages, and (v) any default payments owing under the Note, in each case previously paid or added to the Principal Amount.

“Principal Market” shall refer to the primary exchange or trading platform on which the

Company’s common stock is traded or quoted.

“Trading Day” shall mean a day on which there is trading or quoting for any security on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which the Note is convertible (including interest, fees, liquidated damages and/or principal payments in common stock as set forth herein) in accordance with the terms hereof.

The following terms and conditions shall apply to this Note:

Section 1.00

Repayment.

(a)

The Company may pay this Note, in whole or in part, in cash or in other good funds, according to the following schedule:

Days Since Effective Date

Payment Amount

Under 90

120% of Principal Amount so paid

91-135

130% of Principal Amount so paid

136-180

140% of Principal Amount so paid

(b)

After 180 days from the Effective Date, the Company may not pay this

Note, in whole or in part, in cash or in other good funds, without prior written consent from

Holder, which consent may be withheld, delayed, denied, or conditioned in Holder’s sole and absolute discretion.  Whenever any amount expressed to be due by the terms of this Note is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.  Upon the occurrence of an Event of Default, the Company may not pay the Note, in whole or in part, in cash or in other good funds without written consent of the

Holder, which consent may be withheld, delayed, denied, or conditioned in Holder’s sole and absolute discretion.  Further, the Company shall provide the Holder with two weeks’ prior written notice of the Company’s determination to pay any or all of its obligations hereunder.

During such two-week period, the Holder may exercise any or all of its conversion rights hereunder.  In the event that the Holder does not exercise its conversion rights in respect of any or all of such noticed, prospective payment, the Company shall tender the full amount set forth in such notice (less any amount in respect of which the Holder has exercised its conversion rights)

to the Holder within 2 Business Days following the Holder’s exercise (or notification to the

Company of non-exercise) of the Holder’s conversion rights in respect of the amount set forth in such notice.  Any such payment by the Company in connection with this provision shall be deemed to have been made on the date that the Holder first receives the above-referenced notice.

Section 2.00

Conversion.

(a)

Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, at any time and from time to time to convert in whole or in part the outstanding and unpaid Principal

Amount under this Note into shares of Common Stock at the Conversion Price (defined below),

but not to exceed the Restricted Ownership Percentage, as defined in Section 2.00(f).  The date of any conversion notice (“Conversion Notice”) hereunder shall be referred to herein as the

“Conversion Date”.  The Conversion Price shall be equitably adjusted in the event of a forward split, stock dividend, or the like, but shall not be adjusted in the event of a reverse split,

recombination, or the like.

(b)

Stock Certificates or DWAC.  The Company will deliver to the Holder, or

Holder’s authorized designee, no later than 2 Trading Days after the Conversion Date, a certificate or certificates (which certificate(s) shall be free of restrictive legends and trading restrictions if the shares of Common Stock underlying the portion of the Note being converted are eligible under a resale exemption pursuant to Rule 144(b)(1)(ii) and Rule 144(d)(1)(ii) of the

Securities Act of 1933, as amended) representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in Depository Trust Company’s (“DTC”) Fast Automated

Securities Transfer (“FAST”) program, the Company shall instead use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s)

broker with DTC through its Deposits and Withdrawal at Custodian (“DWAC”) program

(provided that the same time periods herein as for stock certificates shall apply).

(c)

Charges and Expenses.  Issuance of Common Stock to Holder, or any of

its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, legal opinion and related charges, postage/mailing charge or any other expense with respect to the issuance of such Common Stock.  Company shall pay all transfer agent fees incurred from the issuance of the Common Stock to Holder, as well as any and all other fees and charges required by the transfer agent as a condition to effectuate such issuance.  Any such fees or charges, as noted in this Section that are paid by the Holder (whether from the Company’s delays, outright refusal to pay, or otherwise), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(d)

Delivery Timeline.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through the DWAC program) pursuant to this Section (free of any restrictions on transfer or legends, if eligible) prior to 3 Trading Days after the Conversion

Date, the Company shall pay to the Holder as liquidated damages an amount equal to $2,000 per day, until such certificate or certificates are delivered.  The Company acknowledges that it would be extremely difficult or impracticable to determine the Holder’s actual damages and costs resulting from a failure to deliver the Common Stock and the inclusion herein of any such additional amounts are the agreed upon liquidated damages representing a reasonable estimate of those damages and costs.  Such liquidated damages will be automatically added to the Principal

Sum of the Note and tack back to the Effective Date for purposes of Rule 144.

(e)

Reservation of Underlying Securities.  The Company covenants that it will at all times reserve and keep available for Holder, out of its authorized and unissued Common

Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, five times the number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 2.00, but without regard to any ownership limitations contained herein) upon the conversion of this Note (consisting of the Principal Amount), under the formula in Section

3.00(c) below, to Common Stock (the “Required Reserve”).  The Company covenants that all shares of Common Stock that shall be issuable will, upon issue, be duly authorized, validly issued, fully-paid, non-assessable and freely-tradable (if eligible).  If the amount of shares on reserve in Holder’s name at the Company’s transfer agent for this Note shall drop below the

Required Reserve, the Company will, within 2 Trading Days of notification from Holder, instruct the transfer agent to increase the number of shares so that the Required Reserve is met. In the event that the Company does not instruct the transfer agent to increase the number of shares so that the Required Reserve is met, the Holder will be allowed, if applicable, to provide this instruction as per the terms of the Irrevocable Transfer Agent Instructions attached to this Note.

The Company agrees that the maintenance of the Required Reserve is a material term of this

Note and any breach of this Section 2.00(e) will result in a default of the Note.

(f)

Conversion Limitation.  The Holder will not submit a conversion to the

Company that would result in the Holder beneficially owning more than 9.99% of the then total outstanding shares of the Company (“Restricted Ownership Percentage”).

(g)

Conversion Delays.  If the Company fails to deliver shares in accordance with the timeframe stated in Section 2.00(c), the Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares.  The rescinded conversion amount will be returned to the Principal Sum with the rescinded conversion shares returned to the Company, under the expectation that any returned conversion amounts will tack back to the Effective Date.

(h)

Shorting and Hedging.  Holder may not engage in any “shorting” or

“hedging” transaction(s) in the Common Stock of the Company prior to conversion.

(i)

Conversion Right Unconditional.  If the Holder shall provide a Conversion

Notice as provided herein, the Company's obligations to deliver Common Stock shall be absolute and unconditional, irrespective of any claim of setoff, counterclaim, recoupment, or alleged breach by the Holder of any obligation to the Company.

Section 3.00

Defaults and Remedies.

(a)

Events of Default.  An “Event of Default” is:  (i) a default in payment of any amount due hereunder; (ii) a default in the timely issuance of underlying shares upon and in accordance with terms of Section 2.00, which default continues for 2 Trading Days after the

Company has failed to issue shares or deliver stock certificates within the 3rd Trading Day following the Conversion Date; (iii) if the Company does not issue the press release or file the

Current Report on Form 8-K, in each case in accordance with the provisions and the deadlines referenced Section 5.00(i); (iv) failure by the Company for 3 days after notice has been received by the Company to comply with any material provision of this Note; (v) any representation or warranty of the Company in this Note that is found to have been incorrect in any material respect when made, including, without limitation, the Exhibits; (vi) failure of the Company to remain compliant with DTC, thus incurring a “chilled” status with DTC; (vii) any default of any mortgage, indenture or instrument which may be issued, or by which there may be secured or evidenced any indebtedness, for money borrowed by the Company or for money borrowed the repayment of which is guaranteed by the Company, whether such indebtedness or guarantee now exists or shall be created hereafter; (viii) if the Company is subject to any Bankruptcy Event; (ix)

any failure of the Company to satisfy its “filing” obligations under Securities Exchange Act of

1934, as amended (the “1934 Act”) and the rules and guidelines issued by OTC Markets News

Service, OTCMarkets.com and their affiliates; (x) failure of the Company to remain in good standing under the laws of its state of domicile; (xi) any failure of the Company to provide the

Holder with information related to its corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, etc. within 1 Trading Day of request by Holder; (xii) failure by the Company to maintain the Required Reserve in accordance with the terms of Section 2.00(e); (xiii) failure of Company’s Common Stock to maintain a closing bid price in its Principal Market for more than 3 consecutive Trading Days; (xiv) any delisting from a Principal Market for any reason; (xv) failure by Company to pay any of its transfer agent fees in excess of $2,000 or to maintain a transfer agent of record; (xvi) failure by Company to notify

Holder of a change in transfer agent within 24 hours of such change; (xvii) any trading suspension imposed by the United States Securities and Exchange Commission (the “SEC”)

under Sections 12(j) or 12(k) of the 1934 Act; (xviii) failure by the Company to meet all requirements necessary to satisfy the availability of Rule 144 to the Holder or its assigns,

including but not limited to the timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website; (xix) failure of the Company to abide by the Use of Proceeds or failure of the Company to inform the Holder of a change in the Use of Proceeds; or (xx) failure of the Company to abide by the terms of the right of first refusal contained in Section 5.00(k).

(b)

Remedies.  If an Event of Default occurs, the outstanding Principal

Amount of this Note owing in respect thereof through the date of acceleration, shall become, at the Holder's election, immediately due and payable in cash at the “Mandatory Default

Amount”.  The Mandatory Default Amount means 40% of the outstanding Principal Amount of this Note will be automatically added to the Principal Sum of the Note and tack back to the

Effective Date for purposes of Rule 144.  Commencing 5 days after the occurrence of any Event of Default that results in the eventual acceleration of this Note, this Note shall accrue additional interest, in addition to the Note’s “guaranteed” interest, at a rate equal to the lesser of 22% per

annum or the maximum rate permitted under applicable law.   In connection with such

acceleration described herein, the Holder need not provide, and the Issuer hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such acceleration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the note until such time, if any, as the Holder receives full payment pursuant to this Section 3.00(b).  No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon.  Nothing herein shall limit the Holder's right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Note as required pursuant to the terms hereof.

(c)

Variable Conversion Price.  If the Note is not retired on or before the

Maturity Date, then at any time and from time to time after the Maturity Date, and subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at the Holder's sole option, to convert in whole or in part the outstanding and unpaid Principal

Amount under this Note into shares of Common Stock at the Variable Conversion Price. The

“Variable Conversion Price” (together with the Fixed Conversion Price, the “Conversion

Price”) shall be equal to the lower of: (a) the Fixed Conversion Price or (b) 70% of the second lowest trading price of the Company’s Common Stock during the 20 consecutive Trading Days prior to the date on which Holder elects to convert all or part of the Note.  For the purpose of calculating the Variable Conversion Price only, any time after 4:00 pm Eastern Time (the closing time of the Principal Market) shall be considered to be the beginning of the next Business Day.

If the Company is placed on “chilled” status with the DTC, the discount shall be increased by

10%, i.e., from 30% to 40%, until such chill is remedied.  If the Company is not DWAC eligible through their transfer agent and DTC’s FAST system, the discount will be increased by 5%, i.e.,

from 30% to 35%.  In the case of both, the discount shall be a cumulative increase of 15%, i.e.,

from 30% to 45%.

Section 4.00 Representations and Warranties of Holder.

Holder hereby represents and warrants to the Company that:

(a)

Holder is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended (the “1933 Act”), and will acquire this Note and the

Underlying Shares (collectively, the “Securities”) for its own account and not with a view to a sale or distribution thereof as that term is used in Section 2(a)(11) of the 1933 Act, in a manner which would require registration under the 1933 Act or any state securities laws. Holder has such knowledge and experience in financial and business matters that such Holder is capable of evaluating the merits and risks of the Securities. Holder can bear the economic risk of the

Securities, has knowledge and experience in financial business matters and is capable of bearing and managing the risk of investment in the Securities. Holder recognizes that the Securities have not been registered under the 1933 Act, nor under the securities laws of any state and, therefore,

cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent

Holder believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, and has determined that the Securities are a suitable investment for it. Holder has not been offered the Securities by any form of general solicitation or advertising, including, but not limited to, advertisements,

articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holders’ knowledge,

those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the

Company, concerning the terms and conditions of the Securities and the Company, and all such questions have been answered to the full satisfaction of Holder. The Company has not supplied

Holder any information regarding the Securities or an investment in the Securities other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the

Company and the Securities and not on any other information.

(b)

The Holder is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. The Holder is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(c)

All limited liability company action has been taken on the part of the

Holder, its officers, directors, managers and members necessary for the authorization, execution and delivery of this Note. The Holder has taken all limited liability company action required to make all of the obligations of the Holder reflected in the provisions of this Note, valid and enforceable obligations.

(d)

Each certificate or instrument representing Securities will be endorsed with the following legend (or a substantially similar legend), unless or until registered under the

1933 Act or exempt from registration:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN

REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND

MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED

UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER

SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN

COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR

THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER

OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE

COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR

HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND

PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Section 5.00

General.

(a)

Payment of Expenses.  The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)

Assignment, Etc.  The Holder may assign or transfer this Note to any transferee at its sole discretion.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(c)

Amendments.  This Note may not be modified or amended, or any of the provisions of this Note waived, except by written agreement of the Company and the Holder.

(d)

Funding Window.  The Company agrees that it will not enter into a convertible debt financing transaction, including 3(a)(9) and 3(a)(10) transactions, with any party other than the Holder for a period of 30 Trading Days following the Effective Date.  The

Company agrees that this is a material term of this Note and any breach of this will result in a default of the Note.

(e)

Terms of Future Financings.  So long as this Note is outstanding, upon any issuance by the Company or any of its subsidiaries of any convertible debt security (whether such debt begins with a convertible feature or such feature is added at a later date) with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then the Company shall notify the Holder of such additional or more favorable term and such term, at the Holder's option, shall become a part of this Note and its supporting documentation.. The types of terms contained in the other security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, terms addressing maturity, conversion look back periods, interest rates, original issue discount percentages and warrant coverage.

(f)

Governing Law; Jurisdiction.

(i)

Governing Law.  This Note will be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Puerto Rico without regard to any conflicts of laws or provisions thereof that would otherwise require the application of the law of any other jurisdiction.

(ii)

Jurisdiction and Venue.  Any dispute, claim, suit, action or other legal proceeding arising out of or relating to this Note or the rights and obligations of each of the parties shall be brought only in the San Juan, Puerto Rico or in the federal courts of the United

States of America located in San Juan, Puerto Rico.

(iii)

No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(iv)

Delivery of Process by the Holder to the Company.  In the event of an action or proceeding by the Holder against the Company, and only by the Holder against the

Company, service of copies of summons and/or complaint and/or any other process that may be served in any such action or proceeding may be made by the Holder via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Company at its last known attorney as set forth in its most recent SEC filing.

(v)

Notices.  Any notice required or permitted hereunder (including

Conversion Notices) must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier.  Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

(g)

No Bad Actor.  No officer or director of the Company would be disqualified under Rule 506(d) of the Securities Act of 1933, as amended, on the basis of being a

“bad actor” as that term is established in the September 13, 2013 Small Entity Compliance Guide

published by the SEC.

(h)

Usury.  If it shall be found that any interest or other amount deemed interest due hereunder violates any applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.  The Company covenants (to the extent that it may lawfully do so) that it will not seek to claim or take advantage of any law that would prohibit or forgive the Company from paying all or a portion of the principal, fees, liquidated damages or interest on this Note.

(i)

Securities Laws Disclosure; Publicity.  The Company shall (a) by 9:30

a.m. Eastern Time on the Trading Day immediately following the Date of Execution, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a

Current Report on Form 8-K with the SEC within the time required by the 1934 Act.  From and after the filing of such press release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company,

or any of its officers, directors, employees, or agents in connection with the transactions contemplated by this Note.  The Company and the Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the

Company nor the Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the

Holder, or without the prior consent of the Holder, with respect to any press release of the

Company, none of which consents shall be unreasonably withheld, delayed, denied, or conditioned except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Holder,

or include the name of the Holder in any filing with the SEC or any regulatory agency or

Principal Market, without the prior written consent of the Holder, except to the extent such disclosure is required by law or Principal Market regulations, in which case the Company shall provide the Holder with prior notice of such disclosure permitted hereunder.

The Company agrees that this is a material term of this Note and any breach of this Section 5.00(i) will result in a default of the Note.

(j)

Attempted Below-par Issuance.  In the event that the Holder delivers a

Conversion Notice to the Company and, if as of such date, (i) the Conversion Price would be less than par value of the Company’s Common Stock and (ii) within three business days of the delivery of the Conversion Notice, the Company shall not have reduced its par value such that all of the requested conversion transaction may then be accomplished, then the Company and the

Holder shall utilize the following conversion protocol for Par Value Adjustment.  The Holder shall transmit to the Company:  (X) a “preliminary” Conversion Notice for the full number of shares of Common Stock that would be issued at the Conversion Price without regard to any below-par value conversion issues; followed by (Y) a “par value” Conversion Notice for the number of shares of Common Stock with the Conversion Price increased from the “preliminary”

Conversion Price to a Conversion Price at par value; and, finally, (Z) a “liquidated damages”

Conversion Notice for that number of shares of Common Stock that represents the difference between the “preliminary” Conversion Notice full number of shares and the “par value”

Conversion Notice limited number of shares.  The Conversion Price of such “liquidated damages

Common Shares” would be the par value of the Common Stock.  Accordingly, through this protocol, the Company would issue, in two transactions, an amount of shares of its Common

Stock equivalent to the full number of shares of Common Stock that would have been issued in accordance with the “preliminary” Conversion Notice without regard to any below-par value conversion issues.  In the event that the Holder is precluded from exercising any or all of its conversion rights hereunder as a result of a proposed “below par” conversion, the Company agrees that, in lieu of actual damages for such failure, liquidated damages may be assessed and recovered by the Holder without being required to present any evidence of the amount or character of actual damages sustained by reason thereof.  The amount of such liquidated damages shall be an amount equivalent to the trading price utilized in the “preliminary”

Conversion Notice multiplied by the number of shares calculated on the “liquidated damages”

Conversion Notice.  Such amount shall be assessed and become immediately due and payable to the Holder (at its election) in the form of a (i) cash payment, (ii) an addition to the Principal Sum of this Note, or (iii) the immediate issuance of that number of shares of Common Stock as calculated on the “liquidated damages” Conversion Notice.  Such liquidated damages are intended to represent estimated actual damages and are not intended to be a penalty, but, by virtue of their genesis and subject to the election of the Holder (as set forth in the immediately preceding sentence), will be automatically added to the Principal Sum of the Note and tack back to the Effective Date for purposes of Rule 144, as the Company’s failure to maintain the par value of its Common Stock at an amount that would not result in a “below par” conversion failure is equivalent to a default as of the Issuance Date of the Note.

(k)     Right of First Refusal.  From and after the date of this Note and at all times hereafter while the Note is outstanding, the Parties agree that, in the event that the Company receives any written or oral proposal (the “Proposal”) containing one or more offers to provide convertible debt financing (the “Financing Amount”), the Company agrees that it shall provide a copy of all documents received relating to the Proposal together with a complete and accurate description of the Proposal to the Holder and all amendments, revisions, and supplements thereto (the “Proposal Documents”) no later than 3 business days from the receipt of the Proposal Documents. Following receipt of the Proposal Documents from the

Company, the Holder shall have the right (the “Right of First Refusal”), but not the obligation, for a period of 5 business days thereafter (the “Exercise Period”), to invest, at similar or better terms to the Company, an amount equal to or greater than the Financing

Amount, upon written notice to the Company that the Holder is exercising the Right of First

Refusal provided hereby.  In furtherance of the Right of First Refusal, the Company agrees that it will cooperate and assist the Holder in conducting a due diligence investigation of the

Company and its corporate and financial affairs and promptly provide the Holder with information and documents that the Holder may reasonably request so as to allow the Holder to make an informed investment decision.  However, the Company and the Holder agree that the

Holder shall have no more than 5 business days from and after the expiration of the Exercise

Period to exercise its Right of First Refusal hereunder.  This Right of First Refusal shall extend to all purchases of debt held by, or assigned to or from, current stockholders, vendors, or creditors, all transactions under Sections 3(a)(9) and/or 3(a)(10) or the Securities Act of 1933,

as amended, and all equity line-of-credit transactions.  In the event that the Company does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(10)

Transaction while this note is outstanding, without giving Right of First Refusal to the Holder, a liquidated damages charge of 25% of the outstanding principal balance of this Note, but not less than $25,000, will be assessed and will become immediately due and payable to the Holder at its election in the form of cash payment or addition to the balance of this Note. Such liquidated damages will be automatically added to the Principal Sum of the Note and tack back to the

Effective Date for purposes of Rule 144.

[Signature Page to Follow.]

IN WITNESS WHEREOF, the Company has caused this Fixed Convertible Promissory Note to be duly executed on the day and in the year first above written.

PARALLAX HEALTH SCIENCES, INC.

By:   /s/ Paul R. Arena

Name:  Paul R. Arena

Title:    CEO

Email: paul@parallaxcare.com

Address:  1327 Ocean Ave., Suite M

Santa Monica, CA 90401

This Fixed Convertible Promissory Note of October 23, 2019 is accepted this ___ day of

,

2019 by

███████████████████████

By:

Name:

Title:

EXHIBIT A

FORM OF CONVERSION NOTICE

(To  be  executed  by  the  Holder  in  order  to  convert  all  or  part  of  that  certain  $300,000  Fixed  Convertible

Promissory Note identified as the “Note”)

DATE:

____________________________

FROM:

██████████████████

Re:

$300,000 Fixed Convertible Promissory Note originally issued by Parallax Health Sciences,

Inc., a Nevada corporation, to ████████████████ on October 23, 2019.

The     undersigned,     on     behalf     of  ██████████████████,     hereby     elects     to     convert

$_______________________ of the aggregate outstanding Principal Amount (as defined in the Note) indicated

below of this Note into shares of Common Stock, $0.001 par value per share, of Parallax Health Sciences, Inc.

(the “Company”), according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto  and  is  delivering herewith  such  certificates  and  opinions  as  reasonably requested  by  the  Company  in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes,

if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant  to  this  Conversion  Notice,  the  undersigned  will  not  exceed  the  “Restricted  Ownership  Percentage”

contained in this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Sum of Note Being Converted

Aggregate Interest/Fees of Principal Amount Being Converted

Remaining Principal Balance

Number of Shares of Common Stock to be Issued

Applicable Conversion Price

Signature

Name

Address

EXHIBIT B

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF

PARALLAX HEALTH SCIENCES, INC.

The undersigned, being directors of Parallax Health Sciences, Inc., a Nevada corporation (the

“Company”), acting pursuant to the Bylaws of the Corporation, do hereby consent to, approve and adopt the following preamble and resolutions:

Convertible Note with ████████████████

The board of directors of the Company has reviewed and authorized the following documents relating to the issuance of a Fixed Convertible Promissory Note in the amount of $300,000 with

████████████████.

The documents agreed to and dated October 23, 2019 are as follows:

12% Fixed Convertible Promissory Note of Parallax Health Sciences, Inc.

Irrevocable Transfer Agent Instructions

Certificate of Corporate Secretary

Disbursement Instructions

Schedule 1 – Use of Proceeds

The board of directors further agree to authorize and approve the issuance of shares to the Holder at Conversion prices that are below the Company’s then current par value.

IN WITNESS WHEREOF, the undersign member(s) of the board of the Company executed this unanimous written consent as of October 23, 2019.

_________________________________

By:

Its:

EXHIBIT C

NOTARIZED CERTIFICATE OF CORPORATE SECRETARY OF

PARALLAX HEALTH SCIENCES, INC.

(Two Pages)

The undersigned, Calli R. Bucci, is the duly elected Corporate Secretary of Parallax

Health Sciences, Inc., a Nevada corporation (the “Company”).

I  hereby  warrant  and  represent  that  I  have  undertaken  a  complete  and  thorough  review  of the  Company’s  corporate  and  financial  books  and  records,  including,  but  not  limited  to,  the

Company’s records relating to the following:

(A)

The  issuance  of  that  certain  convertible  promissory  note  dated  October  23,  2019

(the “Note Issuance Date”) issued to ████████████████  (the “Holder”)

in the stated original principal amount of $300,000 (the “Note”);

(B)

The  Company’s  Board  of  Directors  duly  approved  the  issuance  of  the  Note  to  the

Holder;

(C)

The  Company  has  not  received  and  does  not  contemplate  receiving  any  new consideration from any persons in connection with any later conversion of the Note and the issuance of the Company’s Common Stock upon any said conversion;

(D)

To  my  best  knowledge  and  after  completing  the  aforementioned  review  of  the

Company’s stockholder and corporate records, I am able to certify that the Holder

(and the persons affiliated with the Holder) are not officers, directors, or directly or indirectly, ten percent (10.00%) or more stockholders of the Company and none of said  persons  has  had  any  such  status  in  the  one  hundred  (100)  days  immediately preceding the date of this Certificate;

(E)

The   Company’s   Board   of   Directors   have   approved   duly   adopted   resolutions

approving  the  Irrevocable  Instructions  to  the  Company’s  Stock  Transfer  Agent

dated October 23, 2019;

(F)

Mark the appropriate selection:

___ The Company represents that it is not a “shell company,” as that term is defined in Section 12b-2 of the Securities Exchange Act of 1934, as amended, and has never been a shell company, as so defined; or

___  The  Company  represents  that  (i)  it  was  a  “shell  company,”  as  that  term  is defined  in  Section  12b-2  of  the  Securities  Exchange  Act  of  1934,  as  amended,

(ii) since  April  1,  2009,  it  has  no  longer  been  a  shell  company,  as  so  defined,  and

(iii)  on  April  7,  2009,  it  provided  Form  10-type  information  in  a  filing  with  the

United States Securities and Exchange Commission.

(G)

I  understand  the  constraints  imposed  under  Rule  144  on  those  persons  who  are  or may  be  deemed  to  be  “affiliates,”  as  that  term  is  defined  in  Rule  144(a)(1)  of  the

Securities Act of 1933, as amended.

(H)

I understand that all of the representations set forth in this Certificate will be relied upon by counsel to ████████████████ in connection with the preparation of a legal opinion.

I hereby affix my signature to this Notarized Certificate and hereby confirm the accuracy of the statements made herein.

Signed:

____________________________________

Date:   __________________

Name:

____________________________________

Title: ___________________

SUBSCRIBED AND SWORN TO BEFORE ME ON THIS ________ DAY OF

____________________ 2019.

Commission Expires:______________

____________________________________

Notary Public

EXHIBIT D

TO:

████████████████

FROM:

Parallax Health Sciences, Inc.

DATE:

October 23, 2019

RE:

Disbursement of Funds

Pursuant to that certain Fixed Convertible Promissory Note between the parties listed above and dated October 23, 2019, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:

Amount to disburse:

$250,000

Form of distribution

Wire

Name

Parallax Health Sciences, Inc.

Company Address

1327 Ocean Ave., Suite M

Santa Monica, CA 90401

Wire Instructions:

Bank: ████████████

ABA Routing Number: ██████

Account Number: ██████

SWIFT Code:

Account Name: Parallax Health Sciences, Inc.

Phone:   310-264-2924

TOTAL: $250,000

For: Parallax Health Sciences, Inc.

By:   /s/ Paul R. Arena

Dated:  October 23, 2019

Name:  Paul R. Arena

Its:

CEO

EXHIBIT E

COMPANY CAPITALIZATION TABLE AS OF OCTOBER 23, 2019

COMMON STOCK AND COMMON STOCK EQUIVALENTS

ISSUED, OUTSTANDING AND RESERVED

DESCRIPTION

AMOUNT

Authorized Common Stock

500,000,000

    Authorized Capital Stock

    Authorized Common Stock

    Issued Common Stock

220,149.711

    Outstanding Common Stock

220,149,711

    Treasury Stock

*Authorized, but unissued

Authorized Preferred Stock

10,000,000

Issued Preferred Stock

1,013,691

Reserved for Equity Incentive Plans

30,000,000

Reserved for Convertible Debt (includes 45,000,000 to

90,000,000

████████████████)

Reserved for Options and Warrants

57,313,000

Reserved for Other Purposes

TOTAL COMMON STOCK AND COMMON

397,462,711

STOCK EQUIVALENTS OUTSTANDING

* This number includes all shares reserved for Convertible Debt

Note: If not applicable, enter “n/a” or “zero” in Column 2.

SCHEDULE 1

USE OF PROCEEDS

Pursuant to that certain Fixed Convertible Promissory Note between the parties listed above and dated October 23, 2019, the Company covenants that it will within,

month(s) of the

Effective Date of the Note, it shall use approximately $250,000 of the proceeds in the manner set forth below (the “Use of Proceeds”):

Pay other convertible debt

PARALLAX HEALTH SCIENCES, INC.

By: /s/ Paul R. Arena

Dated:  October 23, 2019

Name:  Paul R. Arena

Title:    CEO